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                                                                    EXHIBIT 99.2


                IN THE COURT OF CHANCERY IN THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY

-------------------------------------------------
JAMES FERN, on behalf of himself and all others  x
similarly situated,                              :
                                                 :
                            Plaintiff(s),        :
                                                 :
         vs.                                     :        C.A.  No.
                                                 :
PULITZER, INC., EMILY RAUH PULITZER,             :
DAVID E. MOORE, RICHARD W. MOORE,                :
ROBERT C. WOODWORTH, KEN J. ELKINS,              :
JAMES M. SNOWDEN, JR., WILLIAM BUSH,             :
RONALD H. RIDGEWAY, ALICE B. HAYES,              :
and SUSAN T. CONGALTON,                          :
                                                 :
                            Defendant(s).        :
                                                 :
                                                 x
-------------------------------------------------


                             CLASS ACTION COMPLAINT

         Plaintiff James Fern, by his attorneys, alleges upon information and belief, except as to those paragraphs which contain to plaintiff, which are alleges upon personal knowledge as follows:

                              SUMMARY OF THE ACTION

         1. This is a stockholder class action brought by plaintiff on behalf of himself and all other holders of Pulitzer, Inc. ("Pulitzer" or the "Company") common stock against Pulitzer and its directors arising out of their attempts to provide certain Pulitzer insiders and directors with preferential treatment in connection with their efforts to complete the sale of Pulitzer to Lee Enterprises, Inc. ("Lee") (the "Acquisition"). This action seeks equitable relief in the form of an injunction enjoining the consummation of the Acquisition, or, if the Acquisition is consummated to the detriment of the putative class, then rescission of the deal or rescissory damages.



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         2. In pursuing the unlawful plan to sell Pulitzer, each of the defendants violated applicable law by directly breaching and/or aiding and abetting the other defendants' breaches of fiduciary duties of loyalty, due care, candor, good faith, and fair dealing.

         3. In fact, instead of attempting to obtain the highest price reasonably available for Pulitzer for its shareholders, the individual defendants spent substantial effort tailoring the structural terms of the Acquisition to meet the specific needs of Lee.

         4. In essence, the proposed Acquisition is the product of a hopelessly flawed process that was designed to ensure the sale of Pulitzer to one buying group, and one buying group only, on terms preferential to Lee and to subvert the interests of plaintiff and the other public stockholders of Pulitzer.

                                     PARTIES

         5. Plaintiff is, and at all times relevant hereto was, a shareholder of Pulitzer.

         6. Pulitzer, a Delaware corporation, is a newspaper publishing company with integrated Internet operations in 14 United States markets. During the fiscal year ended December 28, 2003, the Company's St. Louis operations contributed approximately 72% of its reported revenue. Pulitzer's newspaper holdings include operations in St. Louis, Missouri, where its subsidiary, St. Louis Post-Dispatch LLC, publishes the Post-Dispatch, the daily newspaper serving the greater St. Louis metropolitan area. In Tucson, Arizona, its Star Publishing Company subsidiary publishes the Arizona Daily Star (the Star). Star Publishing shares, on an equal basis, the combined results of the Star and the Tucson Citizen, published by the Gannett Co., Inc. Pulitzer's wholly owned subsidiary, Pulitzer Newspapers, Inc. and its subsidiaries publish 12 dailies that serve markets in the Midwest, Southwest and West, as well as more than 65 weekly newspapers, shoppers and niche publications. As of November 1, 2004, Pulitzer had issued and outstanding over 9.9 million shares of common stock, and over 11.6 millions shares of Class B common stock, Pulitzer's common shares are actively traded on the New York Stock Exchange under the ticker symbol "PTZ."



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         7. Defendant Emily Rauh Pulitzer ("Emily Pulitzer") is and has been at all relevant times a director of Pulitzer. Emily Pulitzer owns and/or beneficially controls approximately two percent of the Company's common stock and 53.6 percent of the Company's Class B shares. These holdings give Emily Pulitzer 49.6 percent of the voting power of the Company. In addition, Emily Pulitzer is one of the trustees of The Pulitzer Inc. Voting Trust (the "Voting Trust"), which owns over 95 percent of the Company's Class B shares and approximately 88 percent of the voting power of the Company. Along with other defendants, Emily Pulitzer is a controlling and dominating shareholder of the Company, and, as such, owes the public shareholders of Pulitzer the fiduciary duties of due care, good faith, fair dealing, loyalty, and candor. Emily Pulitzer is not an independent director.

         8. Defendant Michael E. Pulitzer ("Michael Pulitzer") is and has been at all relevant times the Chairman of the Board of Pulitzer. Along with his sister-in-law, Emily Pulitzer, Michael Pulitzer is a trustee of the Voting Trust. Michael Pulitzer is also the cousin of defendant David E. Moore. Michael Pulitzer owns and/or beneficially controls approximately 3.5 percent of the Company's common stock and 13.2 percent of the Company's Class B shares, representing approximately 12.5 percent of the voting power of the Company. Michael Pulitzer is not an independent director.

         9. Defendant David E. Moore ("David Moore") is and has been at all relevant times a Director Emeritus of Pulitzer. Between 1999 and 2003, David Moore served as a director on the Pulitzer Board, and, following the 2003 annual shareholders' meeting, he was appointed to his current position as director emeritus. David Moore owns and/or beneficially controls over 25 percent of the Company's Class B common stock, representing approximately 23.8 percent of the Company's voting power. In addition, like his cousins Emily (by marriage) and Michael Pulitzer, David Moore is a trustee of the Voting Trust. David Moore also served as director of the



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predecessor company to Pulitzer, Pulitzer Publishing Company ("PPC"), from 1984 to 1999. Defendant Richard W. Moore ("Richard More") is the son of David Moore. David Moore is not an independent director.

         10. Defendant Richard Moore, the son of defendant David Moore and a cousin of defendants Michael Pulitzer and Emily Pulitzer (by marriage), is and has been at all relevant times a director of Pulitzer. Richard Moore was nominated to the Board of the Company when his father, David Moore, retired and was appointed director emeritus. Richard Moore owns approximately 1.9 percent of the Company's Class B common stock, representing approximately 1.8 percent of the Company's voting power. Richard Moore is not an independent director.

         11. Defendant Robert C. Woodworth (" Woodworth") is and has been at all relevant times the President, Chief Executive Officer and a director of Pulitzer. Woodworth is also a trustee of the Voting Trust. Woodworth is not an independent director.

         12. Defendant Ken J. Elkins ("Elkins") is and has been at all relevant times a director of Pulitzer. Elkins previously served as a management director and officer of PPC. Elkins is not an independent director.

         13. Defendant James M. Snowden. Jr. ("Snowden") is and has been at all relevant times a director of Pulitzer. Snowden is not an independent director by virtue of, inter alia, the fact that he is the Executive Vice President of Huntleigh Securities Corporation ("Huntleigh"), which the Company has admitted in filings with the Securities and Exchange Commission ("SEC") has been and will continue to be "retained and compensated...as a financial advisor in connection with such financial matters as the Company deems appropriate." Indeed, in 2003 alone, Pulitzer paid Huntleigh approximately $200,000. Snowden also previously served as a director of Pulitzer's predecessor, PPC, from 1986 until 1999.



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         14. Defendant William Bush ("Bush") is and has been at all relevant times a director of Pulitzer. Bush is not an independent director by virtue of, inter alia, the fact that he is a partner with the law firm of Fulbright & Jaworski L.L.P. ("F&J"), which, according to the Company's SEC filings, has been and will continue in the future to be "retained and compensated ... as attorneys in connection with such legal matters as the Company deems appropriate." In 2003 alone, F&J was paid over $1.5 million in fees by the Company. In addition, from 1997 until 1999, Bush served as a director of PPC.

         15. Defendant Ronald H. Ridgeway ("Ridgeway") is and has been at all relevant times a director of Pulitzer. Ridgeway is not an independent director by virtue of his prior position as the Company's Senior Vice President of Finance from May 1998 through August 2001, and PPC's Senior Vice President of Finance from April 1984 through March 1999. Ridgeway has also served as PPC's Vice President of Finance, Treasurer, Assistant Treasurer, and Secretary, as well as a director of the PPC Board.

         16. Defendants Alice B. Hayes ("Hayes") and Susan T. Congalton ("Congalton") are and have been at all relevant times directors of Pulitzer.

         17. The defendants named above in Paragraphs 7-16 are sometimes collectively referred to herein as the "Individual Defendants."

         18. As officers and/or directors of the Company, the Individual Defendants stand in a fiduciary relationship to the plaintiff and the Company's other public stockholders and owe them the highest obligations of due care, good faith, fair dealing, loyalty, and candor.

                            CLASS ACTION ALLEGATIONS

         19. Plaintiff brings this action pursuant to Court of Chancery Rule 23, individually and on behalf of all other stockholders of the Company (except defendants herein and any persons, firm, trust, corporation, or other entity related to or affiliated with them and their successors in interest), who are or will be threatened with injury arising from defendants' wrongful actions, as more fully described herein (the "Class").



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         20. This action is properly maintainable as a class action for the following reasons:

                  (a) The Class is so numerous that joinder of all members is impracticable. As of November 1, 2004, there were issued and outstanding over
9.9 million shares of Pulitzer common stock, with hundreds or perhaps thousands of holders of record of the same.

                  (b) There are questions of law and fact which are common to the Class, including, inter alia, the following:

                           (i) whether defendants have breached their fiduciary
duties of undivided loyalty or due care with respect to plaintiff and the other members of the Class in connection with the proposed Acquisition;

                           (ii) whether the Individual Defendants have breached
their fiduciary duty to secure and obtain the best price reasonable under the circumstances for the benefit of plaintiff and the other members of the Class in connection with the proposed Acquisition;

                           (iii) whether the Individual Defendants are unjustly
enriching themselves and other insiders or affiliates of Pulitzer at the expense of the plaintiff and the Class;

                           (iv) whether certain of the Individual Defendants, as
the controlling and dominating shareholders of Pulitzer, have breached and are breaching their fiduciary duties to the Company's shareholders by attempting to consummate the proposed Acquisition for an inadequate price;

                           (v) whether defendants have breached any of their
other fiduciary duties to plaintiff and the other members of the Class in connection with the proposed Acquisition, including the duties of candor, good faith, and fair dealing;



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                           (vi) whether plaintiff and the other members of the
Class would suffer irreparable injury were the transaction complained of herein consummated.

                  (c) Plaintiff is committed to prosecuting this action and has retained competent counsel experienced in litigation of this nature. Plaintiff's claims are typical of the claims of the other members of the Class and the plaintiff has the same interests as the other members of the Class. Accordingly, plaintiff is an adequate representative of the Class and will fairly and adequately protect the interests of the Class.

                  (d) The prosecution of separate actions by individual members of the Class would create the risk of inconsistent or varying adjudications with respect to individual members of the Class which would establish incompatible standards of conduct for defendants, or adjudications with respect to individual members of the Class which would as a practical matter be dispositive of the interests of the other members not parties to the adjudications or substantially impair or impede their ability to protect their interests.

                  (e) Defendants have acted, or refused to act, on grounds generally applicable to, and causing injury to, the Class and, therefore, preliminary and final injunctive relief on behalf of the Class as a whole is entirely appropriate.

         21. The class action is superior to any other method available for the fair and efficient adjudication of this controversy since it would be impracticable and undesirable for each of the members of the Class who suffered or will suffer damages to bring separate actions in various parts of the country.



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                     BACKGROUND OF THE PROPOSED ACQUISITION

         22. On January 31, 2005, Pulitzer and Lee jointly issued a press release entitled:

                PULITZER CHOOSES LEE ENTERPRISES TO CONTINUE ITS
                                NEWSPAPER LEGACY

          LEE AGREES TO PAY $64 PER SHARE IN $1.46 BILLION ACQUISITION
              OF 14 DAILY NEWSPAPERS, INCLUDING THE ST. LOUIS POST-
                                    DISPATCH

         23. The press release stated in part:

                  Lee Enterprises, Incorporated (NYSE: LEE), and Pulitzer Inc. (NYSE: PTZ) announced today that they have entered into a definitive agreement for Lee to acquire Pulitzer for a cash purchase price of $64 per share, with enterprise value totaling $1.46 billion.

                                      *****

                  Mary Junck, chairman and chief executive officer of Lee, described the acquisition as a continuation of Lee's long-term strategies: "It's another terrific acquisition for Lee - and, in both order of magnitude and revenue growth opportunities, remarkably similar to our highly successful purchase of the 16 Howard newspapers three years ago. The acquisition of Pulitzer allows us to take an exciting and logical next step into another exceptionally attractive group of markets, exactly the kind where we excel as an industry leader in building revenue and circulation." She added: "Just like in Lee, Pulitzer's newspapers are, far and away, the primary source for news, information and advertising in their markets. Impressively, that's also true in St. Louis, where Pulitzer has expanded on the powerful reach of the Post-Dispatch with its network of Suburban Journals and STLTODAY.com. Because of Pulitzer's strength and extended media platform, and also because of Midwestern lifestyle and economic similarities, we view St. Louis as very much like other Lee markets where we have been so successful."

                             SUBSTANTIVE ALLEGATIONS

         24. However, the $64 per share price in the Acquisition represents a substantial discount to Pulitzer's public shareholders based on the Company's improving financial performance and future potential.



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         25. Accordingly, the merger consideration provided for in the
Acquisition is clearly not an industry-standard premium, but rather is objectively inadequate, unfair, and clearly does not represent the true value of the Company.

         26. Indeed, as the Company announced in a press release in connection with Pulitzer's 3Q '04 financial results:

                  (a) third-quarter 2004 net income was $10.6 million, or $0.49 per diluted share, compared with $9.4 million, or $0.43 per diluted share, in the prior year;

                  (b) net income for the first nine months of 2004 was $30.5 million, or $1.39 per diluted share, compared with $27.9 million, or $1.29 per diluted share, in the prior year;

                  (c) third-quarter operating revenue increased 6.3 percent to $109.7 million from $103.3 million in the prior year, and operating income increased 6.4 percent to $20.4 million; and

                  (d) operating revenue for the first nine months of 2004 increased 5.5 percent to $325.5 million, from $308.6 million in 2003.

         27. In addition, as described above, many of the Individual Defendants are trustees of the Voting Trust, which controls over 88 percent of the voting power of the Company pursuant to its ownership of Class B common stock.

         28. More particularly, each stockholder owning shares in the Voting Trust has received one or more certificates (the "Trust Certificates") evidencing his or her interest in the Class B shares deposited in the Voting Trust. A trustee is obligated to vote their shares deposited in the Voting Trust only upon receipt of written instructions from the holders of the Trust Certificates, including in connection with votes on a proposal for merger, consolidation, recapitalization, dissolution, or disposition of assets, as well as where a special meeting of the Pulitzer shareholders is called.



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         29. By reason of their positions with Pulitzer, the Individual
Defendants are in possession of non-public information concerning the financial condition and prospects of Pulitzer, and especially the true value and expected increased future value of the Company and its assets, which they have not disclosed to Pulitzer's public stockholders. Moreover, despite their duty to maximize shareholder value, the defendants have clear and material conflicts of interest and are acting to better their own interests at the expense of Pulitzer's public shareholders.

         30. The proposed Acquisition is wrongful, unfair, and harmful to Pulitzer's public stockholders, and represents an effort by the Individual Defendants to aggrandize their own financial position and interests at the expense of and to the detriment of Class members, The Acquisition is an attempt to deny plaintiff and the other members of the Class their rights while usurping the same for the benefit of Lee on unfair terms.

         31. Indeed, following the announcement in November 2004 that the Company had retained a financial advisor to explore strategic alternatives, a lucrative bonus program was established by the Individual Defendants to ensure that, in the event of a change of control of the Company, Pulitzer's upper and lower management would receive substantial bonuses. For example, upon consummation of the proposed Acquisition, defendant Woodworth will receive nearly a lump sum payout of $800,000, and Voting Trust trustee and Pulitzer Chief Financial Officer Alan G. Silverglat will receive over $900,000. Members of Pulitzer's lower management team will share in a bonus pool of up to $6.2 million.

         32. The Individual Defendants have approved the Acquisition so that it transfers 100% of Pulitzer's revenues and profits to Lee, thus all of the Company's operations will now accrue to the benefit of Lee.



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         33. Moreover, the Individual Defendants have spurned other serious efforts to purchase the Company, more particularly efforts by a group formed of workers at the Post-Dispatch (the "P-D Group"). Indeed, despite Pulitzer's announcement of its retention of a financial advisor, and presumed acceptance of offers from third parties, including Lee, the Individual Defendants have refused to provide the P-D Group with access to any of the non-public financial information made available to other suitors, and, in fact, have never even bothered to respond to the P-D Group request.

         34. By entering into the agreement with Lee, defendants have initiated a process to sell the Company that imposes heightened fiduciary responsibilities and requires enhanced scrutiny by the Court. However, the terms of the proposed Acquisition were arrived at without a full and thorough investigation by the Individual Defendants; and they are intrinsically unfair and inadequate from the standpoint of the public shareholders of Pulitzer.

         35. The Individual Defendants failed to make an informed decision, as no market check of the Company's value was obtained. In agreeing to the merger, the Individual Defendants failed to properly inform themselves of Pulitzer's highest transactional value.

         36. The Individual Defendants have violated the fiduciary duties owed to the public shareholders of Pulitzer. The Individual Defendants' agreement to the terms of the transaction, its timing, and the failure to properly auction the Company and invite other interested bidders, such as the P-D Group, and defendants' failure to provide a market check demonstrate a failure to exercise due care and loyalty to Pulitzer's public shareholders.

         37. The Individual Defendants were and are under a duty:



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                  (a) to fully inform themselves of Pulitzer's market value and all strategic alternatives for the Company before taking, or agreeing to refrain from taking, any action, including the recommendation of whether a shareholder vote in favor of a merger;

                  (b) to act in the best interests of the equity owners;

                  (c) to maximize shareholder value;

                  (d) to obtain the best financial and other terms when the Company's independent existence will be materially altered by a transaction; and

                  (e) to act in accordance with their fundamental duties of good faith, fair dealing, due care, loyalty and full and candid disclosure.

         38. The Individual Defendants have breached their fiduciary duties by reason of the acts and transactions complained of herein, including their decision to merge with Lee without making the requisite effort to obtain the best offer possible.

         39. Plaintiff and other members of the Class have been and will be damaged in that they have not and will not receive their fair proportion of the value of Pulitzer's assets and business, and will be prevented from obtaining fair and adequate consideration for their shares of Pulitzer common stock.

         40. The consideration to be paid to Class members in the proposed merger is unfair and inadequate because, among other things:

                  (a) The intrinsic value of Pulitzer's common stock is materially in excess of the amount offered for those securities in the Acquisition giving due consideration to the anticipated operating results, net asset value, cash flow, and profitability of the Company;



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                  (b) The merger price is not the result of an appropriate
consideration of the value of Pulitzer because the Board approved the proposed merger without undertaking steps to accurately ascertain Pulitzer's value through true open bidding or at least a "market check mechanism"; and

                  (c) By entering into the agreement with Lee, the Individual Defendants have allowed the price of Pulitzer stock to be capped, thereby depriving plaintiff and the Class of the opportunity to realize any increase in the value of Pulitzer stock.

         41. By reason of the foregoing, each member of the Class will suffer irreparable injury and damages absent injunctive relief by this Court.

         42. Plaintiff and other members of the Class have no adequate remedy at law.

         WHEREFORE, plaintiff prays for judgment and relief as follows:

         A. Ordering that this action may be maintained as a class action and certifying the plaintiff as the Class representative;

         B. Directing the Individual Defendants to exercise their duty of due care by giving consideration to any proposed business combination;

         C. Directing the Individual Defendants to adequately ensure that no conflicts of interest exist between the Individual Defendants and their fiduciary obligations, or, if such conflicts exist, to ensure that all conflicts are resolved in the best interest of the Pulitzer public shareholders;

         D. Entering a temporary restraining order and preliminarily and permanently enjoining the defendants and all persons acting in concert with them, from proceeding with, consummating or closing the proposed Acquisition;

         E. In the event the merger is consummated, rescinding it and setting it aside or awarding rescissory damages to the Class;



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         F. Directing the defendants to account to Class members for their damages sustained as a result of the wrongs complained of herein;

         G. Awarding the plaintiff the costs of this action, including reasonable allowances for the Plaintiff's attorneys' and experts' fees and expenses; and

         H. Granting such other and further relief as this Court may deem just and proper.


Dated: February 2, 2005                  ROSENTHAL MONHAIT GROSS
                                         & GODDESS, P.A.


                                         By: /s/ Carmella P. Keener
                                             -----------------------------------
                                             Carmella P. Keener (DSBA No. 2810)
                                             919 North Market Street, Suite 1401
                                             P.O. Box 1070
                                             Wilmington, Delaware 19899
                                             (302) 656-4433

                                         Attorneys for Plaintiff


OF COUNSEL:

LERACH COUGHLIN STOIA GELLER
  RUDMAN & ROBBINS, LLP
JONATHAN M. STEIN
STUART A. DAVIDSON
197 S. FEDERAL HIGHWAY, SUITE 200
BOCA RATON, FL  33432
Telephone: 561-750-3000
Facsimile: 561-750-3364



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